UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, CA 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Raptor Pharmaceutical Corp., a Delaware corporation (“Raptor”), with the United States Securities and Exchange Commission (the “SEC”) on September 12, 2016, Raptor entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 12, 2016, with Horizon Pharma plc, a public limited company organized under the laws of Ireland (“Parent”), and Misneach Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer to purchase all of the issued and outstanding shares (the “Shares”) of Raptor’s common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $9.00 per Share (the “Offer Price”), payable to the holder thereof in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of September 26, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, which, together with the Offer to Purchase, constitute the “Offer”). The Offer is described in a Tender Offer Statement on Schedule TO filed by Parent and Merger Sub with the SEC on September 26, 2016.

The Offer and withdrawal rights expired at midnight, New York time, at the end of the day on Monday, October 24, 2016. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised Parent and Merger Sub that, as of the expiration of the Offer, a total of 71,590,496 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 83% of the Shares outstanding. In addition, the Depositary advised Parent and Merger Sub that Notices of Guaranteed Delivery have been delivered with respect to 3,014,509 additional Shares, representing approximately 3.5% of the outstanding Shares as of the expiration of the Offer. All conditions to the Offer having been satisfied, on October 25, 2016, Merger Sub irrevocably accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Time (as defined in the Offer to Purchase).

Also on October 25, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into Raptor (the “Merger”), with Raptor continuing as the surviving corporation (the “Surviving Corporation”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (excluding any Shares owned by Parent, Merger Sub or Raptor, or any of their respective direct or indirect wholly owned subsidiaries and any Shares held by stockholders who were entitled to demand and who properly and validly perfected their statutory rights of appraisal) were automatically converted into the right to receive an amount equal to the Offer Price, payable to the holder thereof in cash, without interest and less any applicable withholding taxes. As a result, as of the Effective Time, a change in control of Raptor occurred and Raptor became an indirect wholly owned subsidiary of Parent.

As of the Effective Time, each option to purchase Shares outstanding under TorreyPines Therapeutics, Inc. 2006 Equity Incentive Plan, Raptor’s 2006 Equity Incentive Plan (as amended), Raptor’s 2010 Stock Incentive Plan (as amended), Raptor’s 2013 Employee Stock Purchase Plan and Raptor’s 2014 Employment Commencement Stock Incentive Plan (each such plan a “Raptor Stock Plan” and each such option, a “Raptor Option”), whether vested or unvested, became fully vested (to the extent unvested) and was canceled and terminated in exchange for the right to receive an amount in cash, if any, without interest and less any applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of Shares underlying such Raptor Option immediately prior to the Effective Time, by (y) an amount equal to (1) the Offer Price less (2) the per Share exercise price of such Company Option. Each Raptor Option that had an exercise price per Share that was equal or greater than the Offer Price was automatically canceled and terminated at the Effective Time and ceased to exist without entitling the holder thereof to receive any cash payment or other consideration before or after the Effective Time.

As of the Effective Time, each outstanding Raptor restricted stock unit award (each a “Raptor RSU Award”), whether vested or unvested, became fully vested (to the extent unvested) and was canceled and terminated in exchange for the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product obtained by multiplying (x) the number of Shares underlying such Raptor RSU Award immediately prior to the Effective Time, by (y) the Offer Price.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Raptor’s Current Report on Form 8-K, filed with the SEC on September 12, 2016, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, Raptor terminated all commitments, except for certain indemnification obligations, and repaid all amounts outstanding under the Amended and Restated Loan Agreement, dated as of July 1, 2014, by and among Healthcare Royalty Partners II, L.P., Raptor and the Guarantors party thereto.

As previously disclosed in Raptor’s Current Report on Form 8-K, filed with the SEC on October 11, 2016, Raptor entered into a Note Redemption Agreement (the “Note Redemption Agreement”), dated October 5, 2016, with Healthcare Royalty Partners II, L.P., HCRP Overflow Fund, L.P. and MOLAG Healthcare Royalty, LLC (collectively, the “Holders”). Pursuant to the Note Redemption Agreement, Raptor agreed to repurchase, subject to the consummation of the Merger, all outstanding 8.0% Convertible Senior Notes due 2019 (the “Notes”) issued to the Holders by Raptor pursuant to that certain Convertible Note Purchase Agreement, dated July 1, 2014 (the “Note Purchase Agreement”), by and among Raptor, Raptor Pharmaceuticals Inc. (the “Guarantor”) and the Holders. Accordingly, at the Effective Time, the Note Purchase Agreement was terminated and Raptor’s and the Guarantor’s obligations thereunder and under the Notes have been satisfied and discharged.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 25, 2016, Raptor (x) notified The NASDAQ Global Market (“NASDAQ”) of the consummation of the Merger and (y) requested that NASDAQ (i) suspend trading of the Common Stock before the opening of trading on October 25, 2016 and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Raptor intends to file with the SEC a Certification and Notice of Termination on Form 15, requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of Raptor’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Items 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on October 25, 2016, a change of control of Raptor occurred and Raptor is now an indirect wholly owned subsidiary of Parent.

The disclosure under the Introductory Note and Items 2.01, 5.02 and 5.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of Julie A. Smith, Gregg Lapointe, Raymond W. Anderson, Suzanne L. Bruhn Ph.D., Richard L. Franklin M.D., Ph.D., Georges Gemayel, Ph.D., Llew Keltner, M.D., Ph.D. and Christopher M. Starr, Ph.D., ceased serving as directors of Raptor, and the directors of Merger Sub as of the Effective Time, consisting of Timothy P. Walbert and Paul W. Hoelscher, became the sole directors of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation of Raptor and the bylaws of Raptor were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 12, 2016, by and among Parent, Merger Sub and Raptor (incorporated herein by reference to Exhibit 2.1 to Raptor’s Current Report on Form 8-K filed with the SEC on September 12, 2016).

3.1	Amended and Restated Certificate of Incorporation of Raptor.

3.2	Amended and Restated Bylaws of Raptor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.

Date: October 25, 2016	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 12, 2016, by and among Parent, Merger Sub and Raptor (incorporated herein by reference to Exhibit 2.1 to Raptor’s Current Report on Form 8-K filed with the SEC on September 12, 2016).

3.1	Amended and Restated Certificate of Incorporation of Raptor.

3.2	Amended and Restated Bylaws of Raptor.